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                    AMENDMENT TO LOAN AND SECURITY AGREEMENT

                         NETRIX CORPORATION ("BORROWER")


      This AMENDMENT TO LOAN AND SECURITY AGREEMENT (this "Amendment") dated as of this ___ day of April, 1999, between Coast Business Credit, a division of Southern Pacific Bank ("Coast"), and Borrower, is made in reference to the following facts:

      A. Borrower previously entered into a Loan and Security Agreement with Coast dated November 18, 1997 ("Loan Agreement") and related documents connected therewith (as each may be amended, supplemented, replaced or modified from time to time, the "Loan Documents"). Terms used herein, unless otherwise defined herein, shall have the meanings set forth in the Loan Agreement.

      B. Borrower has caused an Event of Default under Section 8.1 of the Loan Agreement as a result of, among other reasons, the failure of Borrower to comply with the Tangible Net Worth requirements under the Loan Agreement.

      C. Borrower has requested that Coast waive the Event of Default, modify the Tangible Net Worth requirements under the Loan Agreement, and extend the Maturity Date.

      D. Coast is willing to amend the Loan Agreement and waive the Event of Default on the terms and subject to the conditions set forth in this Amendment.

      NOW, THEREFORE, in consideration of the foregoing and the terms and conditions hereof, the parties do hereby agree as follows, effective as of the date set forth above.

      1. LIMITED WAIVER. Subject to terms and conditions of this Amendment, Coast hereby waives the Event of Default under Section 8.1 of the Loan Agreement due to the failure of borrower to maintain a Tangible Net Worth of not less than $13,500,000 for the months of October 1998, November 1998 and December 1998.

            The foregoing waiver is a one-time waiver only and not a continuing waiver, and shall apply only to the matters and time periods specifically set forth in this Amendment. Without limiting the generality of the foregoing, this waiver shall not apply to any future failure by Borrower to comply with the terms of the Loan Agreement referenced above or any other term therein.

      2. TANGIBLE NET WORTH. This first paragraph of Section 8.1 of the Schedule is hereby amended in full and restated as follows:

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            "TANGIBLE  NET WORTH:  As of the calendar  quarter  ending March 31,
      1999, Borrower's Tangible Net Worth shall not be less than $9,800,000 and as of the calendar quarter ending June 30, 1999 and thereafter, Borrower's Tangible Net Worth shall be not less than $9,000,000. Compliance with the Tangible Net Worth requirements under this Section 8.1 shall be determined on a quarterly basis. Coast reserves the right to increase, in its discretion, the Tangible Net Worth amounts required under this Section 8.1 upon Borrower receiving additional capital contributions."

      3. TERMINATION FEE. Section 9.2 of the Schedule is hereby amended in full and restated as follows:

            "An amount equal to three percent (3%) of the Maximum Dollar Amount or Increased Maximum, as applicable (as defined in the Schedule), if termination occurs before the Maturity Date."

      4. MATURITY DATE. Section 9.2 under Section 9 of the Schedule is hereby amended in full and restated as follows:

            "May 31, 2001,  subject to automatic  renewal as provided in Section
      9.1 of the Agreement, and early termination as provided in Section 9.2 of the Agreement."

      5. CONDITIONS. The effectiveness of this Amendment is subject to Borrower's execution and delivery to Coast a warrant in form and substance satisfactory to Coast for 50,000 shares of common stock of Borrower with an exercise price of $2 per share and an exercise period of five years.

      6. REAFFIRMATION. Except as modified by the terms herein, the Loan Agreement and the other Loan Documents remain in full force and effect. If there is any conflict between the terms and provisions of this Amendment and the terms and provisions of the Loan Agreement or the other Loan Documents, the terms and provisions of this Amendment shall govern.

      7. ACCOMMODATION FEES. In addition to all other fees and charges, Borrower hereby agrees to pay coast an accommodation fee of $10,000, fully earned and payable on the date hereof.

      8.   COUNTERPARTS.   This  Amendment  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

      9. GOVERNING LAW. This Amendment shall be governed by and construed according to the laws of the State of California.

      10.  ATTORNEYS'  FEES;  COSTS.  Borrower  agrees to pay,  on  demand,  all attorneys' fees and costs incurred in connection with the negotiation, documentation and execution of this Amendment. If any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable

                                       2

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attorneys'  fees and costs in  connection  therewith,  in  addition  to al other relief to which the prevailing party or parties may be entitled.

      11. JURY TRIAL WAIVER. BORROWER AND COAST EACH WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INSTITUTED BY EITHER OR THEM AGAINST THE
OTHER WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THE LOAN DOCUMENTS, THIS AMENDMENT, THE OBLIGATIONS, THE COLLATERAL, ANY ALLEGED TORTIOUS CONDUCT BY BORROWER OR COAST, OR, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN BORROWER AND COAST.



      "Borrower"                    "Coast"

      NETRIX CORPORATION            COAST BUSINESS CREDIT, A DIVISION
                                    OF SOUTHERN PACIFIC BANK


By:  /s/                               By: /s/
   _______________________             _______________________________

Name: _____________________         Name: _____________________________

Title: ______________________       Title: ______________________________